Exhibit 99.1

ConnectM Announces Agreement to Divest India Business and Logistics Land Infrastructure Asset in $34.2 Million Blue Cloud Share Transaction

Transaction expected to convert India operating assets representing 5.8% of its annual revenue into 160 million Blue Cloud shares and an approximately 17.3% post-issue equity position

Strategic divestiture highlights embedded asset value, simplifies ConnectM’s operating structure, and supports management focus on U.S. energy technology, AI infrastructure, distributed energy, and capital markets execution

MARLBOROUGH, Mass., May 5, 2026 (GLOBE NEWSWIRE) -- ConnectM Technology Solutions, Inc. (OTC: CNTMD) (“ConnectM” or the “Company”), a company comprised of technology-driven businesses powering the modern energy economy, today announced that it has entered into a definitive agreement to divest its 94.1%-owned subsidiary Global Impx Inc. (“GIX”), which holds ConnectM India and its subsidiaries, including Geo Impex and its strategic land asset, in a sale to Blue Cloud Softech Solutions Ltd. (“Blue Cloud”) (BSE: 539607) in exchange for 170 million shares of Blue Cloud, implying a transaction value of approximately $34.2 million based on the announced share-swap terms ; of these, ConnectM will receive 160 million shares.

The transaction is designed to unlock value from ConnectM’s India-based operating platform and associated land asset while preserving continued economic exposure to India through ownership in a publicly listed technology and infrastructure company.

Transaction Highlights

•	Blue Cloud is purchasing GIX for 170 million shares of Blue Cloud currently valued at approximately $34.2 million (INR 3,260.1 million)
•	$32.2 million (representing ConnectM’s portion of the implied total transaction value of $34.2 million) exceeds ConnectM’s market capitalization of $31.9 million as of May 4, 2026
•	Assuming no change in Blue Cloud’s outstanding shares, the 160 million Blue Cloud shares expected to be issued to ConnectM will represent approximately 17.3% of Blue Cloud’s post-issue equity share capital
•	ConnectM India contributed approximately $2.0 million of annual revenue in fiscal 2025 or 5.8% of ConnectM’s $35.8 million total annual revenue for fiscal 2025
•	Transaction includes Geo Impex, a subsidiary of Global Impx Inc, which owns a strategic infrastructure land asset previously acquired as part of the Geo Impex transaction
•	ConnectM expects the transaction to simplify its international operating structure and sharpen its focus on energy storage technology, AI-enabled logistics, AI-enabled distributed energy, and government and defense oriented products and services

“This transaction is intended to crystallize significant value from our India platform and reposition that value into a publicly listed equity interest,” said Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM. “We believe the approximately $34.2 million implied transaction value demonstrates the embedded value of ConnectM India and the Geo Impex land asset. The divestiture will also simplify our structure, strengthen our balance-sheet positioning, and allow management to concentrate on higher-priority U.S. growth opportunities across AI-powered energy systems, distributed energy, electrification, storage, and industrial technology.”

Blue Cloud’s board and stockholders have approved the acquisition, but the transaction remains subject to certain regulatory, stock exchange, and other customary approvals, including compliance with applicable Indian securities laws and regulations.

About ConnectM Technology Solutions, Inc.

ConnectM is comprised of technology-driven businesses powering the modern energy economy. Through its various operating segments, the Company delivers cutting edge energy storage, AI-powered electrification, distributed energy, last-mile delivery, and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

About Blue Cloud Softech Solutions Ltd.

Blue Cloud Softech Solutions Ltd. (BSE: 539607) is a publicly listed, Hyderabad, India-based technology and infrastructure company with over 30 years of experience delivering solutions to government and enterprise customers. The Company operates a portfolio of IP-led platforms across digital health (BluHealth), AI diagnostics (BluBio), advanced sterilization (BioSter), 5G connectivity, cybersecurity, and enterprise telecom.

Through a disciplined SPV-based model, Blue Cloud enables scalable deployment of technology platforms across India and international markets, combining government-grade relationships, proprietary technologies, and a platform-centric approach to drive repeatable, high-margin growth.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1-617-395-1333

irpr@connectm.com

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